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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
             (Exact Name of Registrant as Specified in Its Charter)

               New York                                          11-2418067
(State of Incorporation or Organization)                      (I.R.S. Employer
                                                             Identification no.)

         388 Greenwich Street
         New York, New York                                         10013
(Address of Principal Executive Offices)                         (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. |X|                                   box. |_|

Securities Act registration statement file number to which this form relates:
                                                            333-119615
                                                            (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                   Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered
         -------------------                   ------------------------------
Stock Market Upturn Notes(SM) Based Upon       The American Stock Exchange
the Dow Jones Industrial Average(SM) Due 2006

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

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Item 1. Description of Registrant's Securities to be Registered.

     For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Debt Securities" on pages 10 through 16 of the Registrant's Prospectus dated November 1, 2004 (Registration No. 333-119615), as supplemented by the information under the headings "Summary Information -- Q&A", "Risk Factors Relating to the Notes" and "Description of the Notes" on pages S-3 through S-7, S-8 through S-11 and S-12 through S-16, respectively, of the Registrant's related preliminary Prospectus Supplement, Subject to Completion, dated May 5, 2005, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the securities contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the securities, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.

Item 2. Exhibits.

     99 (A). Prospectus dated November 1, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated November 1, 2004.

     99 (B). Preliminary Prospectus Supplement describing the Stock Market Upturn NotesSM Based Upon the Dow Jones Industrial AverageSM Due 2006, Subject to Completion, dated May 5, 2005, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated May 6, 2005.

     99 (C). Form of Note.

     99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to
Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

     Other securities issued by Citigroup Global Markets Holdings Inc. are listed on the American Stock Exchange.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Citigroup Global Markets Holdings Inc.
                                   (Registrant)




Date:  May 20, 2005                By: /s/ Scott Freidenrich
                                   --------------------------------------
                                   Name:  Scott Freidenrich
                                   Title: Executive Vice President and Treasurer

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                                INDEX TO EXHIBITS

Exhibit No.                             Exhibit
-----------                             -------

  99 (A). Prospectus dated November 1, 2004, incorporated by reference to the Registrant's filing under Rule 424(b)(5) dated November 1, 2004.

  99 (B). Preliminary Prospectus Supplement describing the Stock Market Upturn NotesSM Based Upon the Dow Jones Industrial AverageSM Due 2006, Subject to Completion, dated May 5, 2005, incorporated by reference to the Registrant's filing under Rule 424(b)(2) dated May 6, 2005.

  99 (C).           Form of Note.

  99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to
                    Exhibit 99.04 to the Registrant's Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to
                    Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

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